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                                                                    EXHIBIT H(3)

                               ADOPTION AGREEMENT
                  (RELATING TO SHAREHOLDER SERVICES AGREEMENTS)



         This Adoption Agreement (the "Agreement") made as of November 1, 1999 by and between Voyageur Insured Funds, a Delaware business trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Service Company, Inc. ("DSC"), a Delaware corporation.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Voyageur Insured Funds, Inc. (the "Predecessor Corporation") and, on behalf of each Series, intends to adopt the Shareholder Services Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Corporation.

         WHEREAS, the Shareholder Services Agreements in effect between the Predecessor Corporation, on behalf of the Predecessor Series, and DSC are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Shareholder Services Agreement previously in effect between the Predecessor Corporation, on behalf of a Predecessor Series, and DSC is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Corporation shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.

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2.       Each Shareholder Services Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                        VOYAGEUR INSURED FUNDS


                                        By: /s/ David K. Downes
                                            --------------------------------
                                        Name:    David K. Downes
                                        Title: President


                                        DELAWARE SERVICE COMPANY, INC.


                                        By: /s/ Douglas L. Anderson
                                            --------------------------------
                                        Name:  Douglas L. Anderson
                                        Title:   Senior Vice President

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                                   SCHEDULE A


1. Shareholder Services Agreement dated as of 5/1/97 with respect to the Delaware Tax-Free Arizona Insured and Delaware Minnesota Insured Funds.